HOUSTON ENERGY, INC.
1415 Louisiana, Suite 2150
Houston, Texas 77002
Phone: (713) 650-8008
Fax: (713) 650-8305
E-Mail: mhester@houstonenergyinc.com

February 16, 2007

Mr. James Hersch
Century Petroleum Corp.
9595 Six Pines Dr, Bldg 8, Level 2
The Woodlands, TX 77380

Re: Letter of Intent
Shadyside Prospect
St. Mary Parish, Louisia

Gentlemen:

Houston Energy, L.P. and Red Willow Offshore, LLC, individually referred to herein as a "Seller" and collectively as "Sellers", are the owners of the Shadyside Prospect (the "Prospect") and the leases included therein as graphically depicted on the attached Exhibit "A". Century Petroleum Corp. ("Century") desires to acquire a working interest in the Prospect.

This letter shall confirm the agreement by the Sellers to sell to Century and for Century to purchase an undivided 8.92353% before casing point ("BCP") and 7.585% after casing point ("ACP") working interest ownership in the Prospect under the following general terms and conditions:

Cost Item	100%	8.92353% BCP or 7.585% ACP
Prospect/G&G	$300,000	$22,755
3rd Party Spud Fee	$100,000	$7,585
Land Costs	$385,726	$29,257
Estimated Drilling to Casing Point	$8,111,111	$723,797
Estimated Completion, Facilities Hookup (if agreed)	$3,687,980	$279,733
Total Gross and Century Net (if successful)	$12,584,367	$1,063,128

1) Century and the Sellers shall enter into a mutually acceptable Participation Agreement and Joint Operating Agreement for the Prospect within thirty (30) days from execution on this letter agreement.

2) Upon execution of the above agreements Century shall pay to the respective Seller:

   a. G&G Reimbursement — $22,755 (7.585% of $300,000)
   b. Land Costs to Date — $29,257 (7.585% of $385,726)

3) Century agrees to participate in the drilling of the initial test well on Prospect by paying 8.92353% of the actual cost to drill the initial test well to casing point. Century shall remit its 8.92353% share of the $8,111,111 dry hole cost AFE and 7.585% of the $100,000 "spud fee" due Western Geophysical/Geophysical Pursuit, Inc. within 5 business days of receipt of invoices for same. Should the actual costs to drill the initial test well to casing point exceed 115% of the estimated $8,111,111 AFE amount, Century shall be liable for only its 7.585% ACP share of such excess costs.

4) The interest acquired herein is subject to a 10% back-in working interest after Prospect Payout (proportionately reduced) which payout shall include all costs including Land, G&G and Spud Fee in addition to all drilling and development costs. Such APO back-in shall reduce Century's WI to 6.827%. Any subsequent wells drilled on the Prospect will be on a non-promoted, heads-up basis. The net revenue interest delivered to Century will be approximately 70.5% (8/8ths) depending upon final unit configuration, such that Century's NRI shall be ~5.3474% ACP (BPO) and ~4.8127% APO.

5) Red Willow is currently drilling a well in Cameron Parish with Nabors Rig 118, after which Red Willow will move the rig to Shadyside. Red Willow anticipates moving onto Shadyside in late March if the current well is a dry hole, or April if a completion is made.

6) This agreement may be executed in any number of counterparts that when combined shall constitute a fully executed original and shall be binding upon the parties who sign, their successors and assigns, only if all parties sign.

If the foregoing correctly sets forth your understanding of the trade between us, please indicate so by signing in the space provided below and return one copy to the attention of the undersigned at your earliest convenience.

Sincerely,

Red Willow Offshore LLC

By: [signature]

Name: [signature]

Title: President

Houston Energy, L.P.
By: Sewanee Investments, LLC
Its General Partner

[signature]

P. David Amend, Vice President - Land

Agreed to and Accepted
this 16 day of February, 2007

Century Petroleum Corp

By [signature]

Name: JAMES HERSCH

Title: CEO SVPE. OP

EXHIBIT 'A'

Attached to and made a part of that certain Letter-of-Intent dated February 16, 2007
by and between Houston Energy, L.P. and Century Petroleum Corp.


T15S-R10E
T15S-R11E
AMI
Shadyside Prospect
St Mary Ph, LA